Exhibit 99.1

News Release

Contact:	Investors and Analysts: Cameron Hopewell, CCA at (615) 263-3024
Financial Media: Dave Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

UPDATES FULL-YEAR 2015 GUIDANCE

NASHVILLE, Tenn. – August 5, 2015 – CCA (Corrections Corporation of America) (NYSE: CXW), America’s largest owner of partnership correctional and detention facilities, announced today its financial results for the second quarter of 2015.

Second Quarter 2015 Highlights

•	Revenue of $459.3 million increased 11.8% from the prior year quarter

•	Diluted EPS up 14.6% to $0.55 from $0.48

•	Adjusted Diluted EPS up 12.2% to $0.55 from $0.49

•	FFO per diluted share up 8.8% to $0.74 from $0.68

•	AFFO per diluted share up 7.4% to $0.73 from $0.68

Net income generated in the second quarter of 2015 totaled $65.3 million, or $0.55 per diluted share, compared to $55.7 million, or $0.48 per diluted share, generated in the second quarter of 2014. Excluding an asset impairment in connection with the sale of a non-core asset in the prior year, net income totaled $58.0 million, or $0.49 per diluted share, during the second quarter of 2014. Funds From Operations (FFO) was $87.5 million, or $0.74 per diluted share, during the second quarter of 2015, compared with $79.4 million, or $0.68 per diluted share, during the second quarter of 2014. Adjusted Funds From Operations (AFFO) was $86.0 million, or $0.73 per diluted share, during the second quarter of 2015, compared with $79.6 million, or $0.68 per diluted share, during the second quarter of 2014.

“We are pleased with our performance in the second quarter of 2015 as we achieved double-digit growth in both revenue and adjusted earnings per share versus the comparable prior year period,” said Damon Hininger, CCA’s chief executive officer. “While we face challenges in the second half of the year due to anticipated declines in California’s utilization of out-of-state capacity and incremental expenses related to the operational ramp of two facilities currently under development, recent developments like the completion of our South Texas Family Residential Center and the opening of our two additional facilities under development are anticipated to contribute meaningfully to our long-term growth.”

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

Second Quarter 2015 Financial Results

Operating Results

Total revenue for the second quarter of 2015 was $459.3 million compared to $410.7 million in the second quarter of 2014. The increase in revenue was primarily attributable to the operational ramp of our South Texas Family Residential Center, which generated approximately $65.9 million in revenue during the second quarter of 2015, the acceptance of an additional 500 inmates from the state of Arizona at the Red Rock Correctional Center in the first quarter of 2015, and increased occupancy at three facilities housing inmates for the state of Colorado. These increases in revenue were partially offset by the termination last year of a managed-only contract with the state of Idaho, the non-renewal of a contract with the Federal Bureau of Prisons (BOP) at our Northeast Ohio Correctional Center and declining populations from the state of California, which in the aggregate declined $14.7 million compared with the second quarter of 2014. Total net operating income (NOI) for the second quarter of 2015 of $141.3 million increased 14.8% from $123.1 million generated in the second quarter of 2014.

Adjusted net income, NOI, EBITDA, Adjusted EBITDA, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Partnership Development Update

South Texas Family Residential Center Update. In the second quarter of 2015, construction was completed on the 2,400-bed South Texas Family Residential Center, a facility we lease in Dilley, Texas. The new facility and services are being provided under an amended Intergovernmental Service Agreement (IGSA), which has a term of up to four years, and can be extended by bi-lateral modification. During the second quarter of 2015, the Company recognized $65.9 million in revenue associated with the facility.

Trousdale Turner Correctional Center Update. Construction of the new 2,552-bed Trousdale Turner Correctional Center remains on schedule for completion near the end of 2015. The total cost of construction is estimated at $140.0 million to $145.0 million, including $114.0 million invested through June 30, 2015. We expect to begin receiving inmates from the state of Tennessee in early 2016 pursuant to a new IGSA with Trousdale County.

Second Quarter 2015 Financial Results

Otay Mesa Detention Center Update. Construction of the new 1,492-bed Otay Mesa Detention Center is on schedule for completion and transfer of operations during the third quarter of 2015. The total cost of construction is estimated at $153.0 million to $157.0 million, including $147.1 million invested through June 30, 2015. We plan to begin transferring federal inmate populations to this new facility from the 1,154-bed San Diego Correctional Facility during the third quarter of 2015.

Amendment to Revolving Credit Facility

On July 22, 2015, we entered into an amendment (the “Amendment”) to our Amended and Restated Credit Agreement dated as of March 22, 2013. Our revolving credit facility has an aggregate principal capacity of $900.0 million. The Amendment provides for an extension of the maturity date from December 2017 to July 2020. In addition, the Amendment reduces by 0.25% the applicable margin of base rate and LIBOR loans and incorporates a net debt concept for our consolidated secured leverage and consolidated total leverage ratios. The Amendment also increases the aggregate principal amount of the “accordion” feature that provides for uncommitted incremental extensions of credit in the form of increases in the revolving commitments or incremental term loans from $100.0 million to $350.0 million. We currently expect to report a charge of approximately $0.7 million during the third quarter of 2015 for the write-off a portion of existing loan costs associated with the revolving credit facility.

Guidance

We currently expect Adjusted Diluted EPS for the third quarter of 2015 to be in the range of $0.43 to $0.45, while Normalized FFO and AFFO per share are expected to be in the range of $0.62 to $0.64 and $0.60 to $0.61, respectively. For the full year 2015, we now expect Adjusted Diluted EPS to be in the range of $1.91 to $1.97, while Normalized FFO and AFFO per share are now expected to be in the range of $2.64 to $2.71 and $2.59 to $2.65, respectively.

During 2015, we expect to invest approximately $193.0 million to $208.0 million in capital expenditures, consisting of approximately $135.0 million to $145.0 million in on-going prison construction and expenditures related to potential land acquisitions, and certain leasehold improvements and equipment at the South Texas Family Residential Center; approximately $25.0 million to $26.0 million in maintenance capital expenditures on real estate assets; and approximately $33.0 million to $37.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the second quarter of 2015. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Information” of the Investors section.

Second Quarter 2015 Financial Results

Management may meet with investors from time to time during the third quarter of 2015. Written materials used in the investor presentations will also be available on our website beginning on or about August 21, 2015. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, August 6, 2015, to discuss our second quarter 2015 financial results and future outlook. To listen to this discussion, please access “Webcasts” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 1:00 p.m. central time (2:00 p.m. eastern time) on August 6, 2015, through 1:00 p.m. central time (2:00 p.m. eastern time) on August 14, 2015. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada, International callers dial +719-457-0820 and enter passcode 6769158.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States. Following the completion of our previously announced development projects, we will own or control 51 correctional and detention facilities, with a design capacity of approximately 71,000 beds, and manage 11 additional facilities owned by our government partners with a total design capacity of approximately 14,000 beds, in 18 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing residential, community re-entry and prisoner transportation services for governmental agencies. In addition to providing fundamental residential services, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare offenders for their successful re-entry into society upon their release.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including, but not limited to, sufficient governmental

Second Quarter 2015 Financial Results

appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (v) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s continued utilization of out of state private correctional capacity and ICE’s continued utilization of the South Texas Family Residential Center; (vi) our ability to meet and maintain REIT qualification status; and (vii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Second Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$41,069	$74,393
Restricted cash	1,641	—
Accounts receivable, net of allowance of $1,407 and $748, respectively	229,541	248,588
Current deferred tax assets	8,884	13,229
Prepaid expenses and other current assets	41,347	29,775

Total current assets	322,482	365,985
Property and equipment, net	2,755,292	2,658,628
Restricted cash	114	2,858
Investment in direct financing lease	1,992	3,223
Goodwill	15,155	16,110
Non-current deferred tax assets	4,035	2,301
Other assets	76,096	78,086

Total assets	$3,175,166	$3,127,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$307,591	$317,566
Income taxes payable	1,086	1,368
Current liabilities of discontinued operations	—	54

Total current liabilities	308,677	318,988
Long-term debt	1,238,000	1,200,000
Deferred revenue	82,976	87,227
Other liabilities	64,352	39,476

Total liabilities	1,694,005	1,645,691

Commitments and contingencies
Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 117,119 and 116,764 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1,171	1,168
Additional paid-in capital	1,752,646	1,748,303
Accumulated deficit	(272,656)	(267,971)

Total stockholders’ equity	1,481,161	1,481,500

Total liabilities and stockholders’ equity	$3,175,166	$3,127,191

Second Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
REVENUE:
Owned and controlled properties	$404,245	$348,557	$776,367	$687,726
Managed only and other	55,050	62,137	108,928	127,190

Total revenue	459,295	410,694	885,295	814,916

EXPENSES:
Operating:
Owned and controlled properties	265,296	229,635	514,002	454,854
Managed only and other	52,739	57,975	104,695	120,136

Total operating expenses	318,035	287,610	618,697	574,990
General and administrative	23,107	26,559	49,979	51,951
Depreciation and amortization	38,400	28,752	67,085	57,136
Asset impairments	—	2,238	955	2,238

	379,542	345,159	736,716	686,315

OPERATING INCOME	79,753	65,535	148,579	128,601

OTHER (INCOME) EXPENSE:
Interest expense, net	11,761	8,364	21,951	18,712
Other (income) expense	36	(613)	10	(1,000)

	11,797	7,751	21,961	17,712

INCOME BEFORE INCOME TAXES	67,956	57,784	126,618	110,889
Income tax expense	(2,653)	(2,052)	(4,038)	(3,419)

NET INCOME	$65,303	$55,732	$122,580	$107,470

BASIC EARNINGS PER SHARE:	$0.56	$0.48	$1.05	$0.93

DILUTED EARNINGS PER SHARE:	$0.55	$0.48	$1.04	$0.92

DIVIDENDS DECLARED PER SHARE	$0.54	$0.51	$1.08	$1.02

Second Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$65,303	$55,732	$122,580	$107,470
Special items:
Asset impairments, net	—	2,235	955	2,235

Adjusted net income	$65,303	$57,967	$123,535	$109,705

Weighted average common shares outstanding – basic	116,962	116,114	116,799	115,944
Effect of dilutive securities:
Stock options	720	835	794	899
Restricted stock-based compensation	130	247	197	236

Weighted average shares and assumed conversions—diluted	117,812	117,196	117,790	117,079

Adjusted Diluted Earnings Per Share	$0.55	$0.49	$1.05	$0.94

CALCULATION OF NORMALIZED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$65,303	$55,732	$122,580	$107,470
Depreciation of real estate assets	22,175	21,431	43,447	42,508
Impairment of real estate assets, net	—	2,235	—	2,235

Funds From Operations	$87,478	$79,398	$166,027	$152,213
Goodwill and other impairments, net	—	—	955	—

Normalized Funds From Operations	$87,478	$79,398	$166,982	$152,213
Maintenance capital expenditures on real estate assets	(6,176)	(4,221)	(10,414)	(12,949)
Stock-based compensation	3,910	3,631	7,708	6,924
Amortization of debt costs and other non-cash interest	776	777	1,552	1,548
Other non-cash revenue and expenses	(16)	(16)	(32)	(32)

Adjusted Funds From Operations	$85,972	$79,569	$165,796	$147,704

Normalized Funds From Operations Per Diluted Share	$0.74	$0.68	$1.42	$1.30

Adjusted Funds From Operations Per Diluted Share	$0.73	$0.68	$1.41	$1.26

Second Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF NET OPERATING INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$65,303	$55,732	$122,580	$107,470
Income tax expense	2,653	2,052	4,038	3,419
Other (income) expense	36	(613)	10	(1,000)
Interest expense, net	11,761	8,364	21,951	18,712
General and administrative	23,107	26,559	49,979	51,951
Depreciation and amortization	38,400	28,752	67,085	57,136
Asset impairments	—	2,238	955	2,238

Net operating income	$141,260	$123,084	$266,598	$239,926

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending September 30, 2015		For the Year Ending December 31, 2015
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$50,300	$52,300	$223,345	$230,345
Asset impairment, net	—	—	955	955
Expenses associated with refinancing activities	700	700	700	700

Adjusted net income	$51,000	$53,000	$225,000	$232,000
Depreciation on real estate assets	22,000	22,000	87,000	88,000

Normalized Funds From Operations	$73,000	$75,000	$312,000	$320,000
Other non-cash revenue and expenses	5,000	5,000	19,000	19,000
Maintenance capital expenditures on real estate assets	(7,500)	(7,500)	(25,000)	(26,000)

Adjusted Funds From Operations	$70,500	$72,500	$306,000	$313,000

Adjusted EPS per diluted share	$0.43	$0.45	$1.91	$1.97

Normalized FFO per diluted share	$0.62	$0.64	$2.64	$2.71

AFFO per diluted share	$0.60	$0.61	$2.59	$2.65

Adjusted net Income	$51,000	$53,000	$225,000	$232,000
Interest expense, net	13,000	13,000	48,000	50,000
Depreciation and amortization	43,000	44,000	154,000	156,000
Income tax expense	3,000	3,000	11,000	13,000

EBITDA	$110,000	$113,000	$438,000	$451,000
Depreciation associated with STFRC lease	(10,800)	(10,800)	(29,500)	(29,500)
Interest expense associated with STFRC lease	(3,200)	(3,200)	(8,200)	(8,200)

Adjusted EBITDA	$96,000	$99,000	$400,300	$413,300

Second Quarter 2015 Financial Results

NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

Note A: Adjusted Net Income, Net Operating Income (NOI), EBITDA, Adjusted EBITDA, Funds From Operations (FFO), Normalized FFO and Adjusted Funds From Operations (AFFO), and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts’ disclosures of its results of operations on the same basis that is used by management. FFO and AFFO, in particular, are widely accepted non-GAAP supplemental measures of REIT performance, each grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, NOI, FFO and AFFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. Adjusted EBITDA includes depreciation and interest expense in order to more properly reflect the cash flows associated with the lease at the South Texas Family Residential Center. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. CCA calculates Adjusted Net Income by adding or deducting from GAAP Net Income amounts associated with the Company’s debt refinancing, mergers and acquisitions activity and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, NOI, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, NOI, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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